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                                 AMENDMENT NO. 4                  EXHIBIT 10(E)
                                     TO THE
                             H&R BLOCK SUPPLEMENTAL
                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES

     H&R BLOCK, INC. (the "Company") adopted the H&R Block Supplemental Deferred Compensation Plan for Executives (the "Plan") effective as of May 1, 1994. The Company amended said Plan by Amendment No. 1 effective September 7, 1994; by Amendment No. 2 effective August 1, 1995; and by Amendment No. 3 effective December 11, 1996. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 4 is effective as of January 1, 1998.

                                   AMENDMENT

     1. Section 2.1.4 of the Plan, as previously amended, is further amended by replacing said Section with the following new Section 2.1.4:

              "2.1.4 'Annual Deferral Amount' means the amount of Base Salary and/or Bonus that a Participant elects to defer each Plan Year under a Permissible Deferral. The amount of Base Salary included in the Annual Deferral Amount shall be equal to a percentage of the Participant's Base Salary that is not less than three percent (3%) and not greater than thirty-five percent (35%). The amount of Bonus or Bonuses included in the Annual Deferral Amount shall be equal to (i) a flat dollar amount, expressed in one thousand dollar ($1,000) increments, or
         (ii) a percentage of the Bonus or Bonuses paid during the Plan Year that is not less than five percent (5%) and not greater than one hundred percent (100%), expressed in five percent (5%) increments."

     2. Section 2.1.5 of the Plan is amended by deleting the phrase ", as determined as of the date on which the Participant first becomes eligible to participate in the Plan" and replaced with the phrase "during that Plan Year".

     3. Section 2.1.25 of the Plan is amended by (i) replacing the phrase "Base Salary" in the second sentence of the first paragraph thereof with the phrase "the Participant's total annual salary and wages paid by all Affiliates to such individual, as determined as of the date on which the Participant first became eligible to participate in the Plan"; (ii) adding the following new sentence to the end of the first paragraph:

         "For purposes of the preceding sentence, such annual salary and wages shall include and exclude the same items of remuneration as are included or excluded from annual salary and wages in the definition of Base Salary.";

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and (iii) replacing the third sentence of the second paragraph of said Section with the following new sentence:

         "Deferral elections must specify (i) the percentage (stated as an integer) of the deferral that is intended to be deducted from the Base Salary and (ii) the percentage (stated as an integer) or the flat dollar amount of the deferral that is intended to be deducted from the Bonus or Bonuses."

     4. Section 4.1.1 of the Plan, as previously amended, is further amended by replacing the second sentence thereof with the following new sentence:

         "Deferrals from Base Salary (and the corresponding number of Deferred Compensation Units) each calendar month shall be posted as of the first day of such month and deferrals from Bonuses (and the corresponding number of Deferred Compensation Units) shall be posted as of the first day of the calendar month in which the Bonus would otherwise have been paid to the Participant."

     5. Section 4.3.2 of the Plan, as previously amended, is further amended by replacing the second and third sentences thereof with the following new sentences:

         "Earnings after such date shall continue for those Participants who elected a 10-year payout or a 5-year payout, as such terms are defined in Section 6.3.2. If a Participant elected to be paid in a lump sum, there shall be no further crediting to the Participant's Account following the date of termination of employment."

     6. Section 6.3.1 of the Plan, as previously amended, is further amended by replacing the phrase "ninety (90) days" with the phrase "forty-five (45) days".

     7. Section 6.5 is amended by (i) replacing the first sentence thereof with the following new sentences:

         "Generally, benefit payments to a Participant shall commence in the first pay period of the first calendar quarter that begins at least forty-five (45) days after the date of termination of employment. Notwithstanding the preceding sentence, if a Participant elected to be paid in a lump sum, the benefit payment shall be made within forty-five
         (45) days after the date of termination of employment.";

(ii) adding the phrase "With respect to Permissible Deferral elections made prior to January 1, 1997," at the beginning of the first sentence of the second paragraph thereof and replacing the









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word "A" with the word "a" in such sentence; and (iii) by adding the following new sentences to the end of the second paragraph of said Section:

         "Participants who elected in connection with a Permissible Deferral election made prior to January 1, 1997, to defer the commencement of the payment of benefits until the earlier of (a) five (5) years after termination of employment, or (b) Age 70, shall receive benefit payments in accordance with said election, unless they make a special, one time election, effective as of December 31, 1997, to be paid in accordance with the provisions of the first paragraph of this Section. No new elections to defer commencement of benefits shall be permitted under the provisions of this Plan with respect to Permissible Deferrals commencing on or after January 1, 1998."

     8. Except as modified in this Amendment No. 4, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.


                                               H&R BLOCK, INC.


                                               By: /s/ Frank L. Salizzoni
                                                   -----------------------
                                               Its: President and Chief
                                                    Executive Officer
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